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Exhibit 5.1

May 5, 2010

Board of Directors
Regal Cinemas Corporation
c/o Regal Entertainment Group
7132 Regal Lane
Knoxville, Tennessee 37918

Ladies and Gentlemen:

        We are acting as counsel to Regal Cinemas Corporation, a Delaware corporation (the "Company"), and each of the Guarantors (as defined below), in connection with the registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of up to $250,000,000 in aggregate principal amount of the Company's 8.625% Senior Notes due 2019 (the "Debt Securities") and the guarantees of the Debt Securities (the "Guarantees") by the Company's indirect parent, Regal Entertainment Group ("Regal Entertainment"), and by the subsidiaries of the Company that are listed on Schedule I hereto (collectively with Regal Entertainment, the "Guarantors"), as set forth in the prospectus which forms a part of the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        For purposes of this opinion letter, we have also assumed that (i) at the time of offer, issuance and sale of any Debt Securities or Guarantees, no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect, (ii) all Debt Securities and Guarantees will be issued pursuant to the Indenture dated July 15, 2009, by and among the Company, Regal Entertainment, the guarantors listed on the signature pages thereto and U.S. Bank National Association (the "Trustee") filed as Exhibit 4.1 to Regal Entertainment's Current Report on Form 8-K (Commission File No. 001-31315) on July 15, 2009) (the "Existing Indenture"), as will be supplemented prior to any issuance or sale of Debt Securities or Guarantees by a First Supplemental Indenture among the Company, each of the Guarantors and the Trustee substantially in the form attached as Exhibit 4.2 to the Registration Statement (the "Supplemental Indenture" and collectively, with the Existing Indenture, the "Indenture"), and (iii) the Debt Securities and Guarantees will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable proper action of the board of directors of the Company and each of the Guarantors and the Underwriting Agreement to be entered into by the Company, each of the Guarantors and Credit Suisse Securities (USA) LLC, Barclay's Capital Inc., Banc of America Securities LLC, and Deutsche Bank Securities Inc. as the representatives of the underwriters named on Schedule A thereto, substantially in the form set forth as Exhibit 1.1 to the Registration Statement.

        To the extent that the obligations of the Company or any Guarantor with respect to the Debt Securities or the Guarantees may be dependent upon such matters, we assume for purposes of this opinion that the Trustee, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture, has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance with respect to performance of its obligations under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

        This opinion letter is based as to matters of law solely on (i) the Delaware General Corporation Law, as amended, (ii) the Delaware Limited Liability Company Act, as amended, (iii) the Colorado Business Corporations Act, as amended, (iv) the D.C. Limited Liability Company Act, as amended, (v) the Maryland General Corporation Law, as amended, (vi) the Texas Limited Partnership Law, as amended, (vii) the Virginia Stock Corporation Act, as amended, and (viii) the laws of the State of New York, including the New York Limited Liability Company Law, as amended, but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). For the purposes of clauses (i) through (viii) of this paragraph, such laws shall include the statutory provisions contained therein, all applicable provisions of the respective jurisdiction's Constitution and reported judicial decisions interpreting these laws.

        Various matters concerning the laws of the states of Alabama, Massachusetts, Oregon and Tennessee are addressed in the opinions of Bradley, Arant, Boult, Cummings, LLP, Bass Berry & Sims PLC, Davis Wright Tremaine, LLP and Day Pitney LLP, respectively, which have been separately provided to you by such firms in each such firm's capacity as special counsel to the Guarantors incorporated or organized in the applicable state. We express no opinion herein with respect to the matters addressed in the opinions of such counsel, and to the extent such opinions with respect to such matters are necessary to the opinions expressed in this opinion letter, we have, with your consent, assumed such matters.

        Based upon, subject to and limited by the foregoing, we are of the opinion that:

          (a)   The Debt Securities, upon due execution and delivery of the Supplemental Indenture relating thereto on behalf of the Company, each of the Guarantors and the Trustee, and upon authentication by the Trustee and due execution, issuance and delivery on behalf of the Company in accordance with the Indenture relating thereto, will constitute valid and binding obligations of the Company; and

          (b)   The Guarantees, upon due execution and delivery of the Supplemental Indenture relating thereto on behalf of the Company, each of the Guarantors and the Trustee, and upon authentication by the Trustee and due execution, issuance and delivery of the Debt Securities by the Company in accordance with the Indenture relating thereto, will constitute valid and binding obligations of each of the Guarantors.

        The opinions expressed in Paragraphs (a) and (b) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Debt Securities or Guarantees are considered in a proceeding in equity or at law).

        This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

Very truly yours,
/s/ HOGAN LOVELLS US LLP

Schedule 1

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
A 3 Theatres of San Antonio, Ltd.	Texas
A 3 Theatres of Texas, Inc.	Delaware
Consolidated Theatres Management, L.L.C.	Delaware
Eastgate Theatre, Inc.	Oregon
Edwards Theatres, Inc.	Delaware
Frederick Plaza Cinema, Inc.	Maryland
Hoyts Cinemas Corporation	Delaware
Interstate Theatres Corporation	Massachusetts
R.C. Cobb, Inc.	Alabama
R.C. Cobb II, LLC	Delaware
RCI/FSSC, LLC	New York
RCI/RMS, LLC	Delaware
Regal Cinemas Holdings, Inc.	Delaware
Regal Cinemas, Inc.	Tennessee
Regal Cinemas II, LLC	Delaware
Regal CineMedia Corporation	Virginia
Regal Gallery Place, LLC	Washington D.C.
Regal Investment Company	Colorado
Richmond I Cinema, L.L.C.	Delaware
UA Swansea, LLC	Tennessee
United Artists Properties I Corp.	Colorado
United Artists Realty Company	Delaware
United Artists Theatre Company	Delaware

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  Exhibit 5.1